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                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST
                              OF ARVIN CAPITAL I

     THIS CERTIFICATE OF TRUST of Arvin Capital I (the "Trust"), dated as of December 18, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq).

     1. NAME: The name of the business trust being formed hereby is "Arvin Capital I."

     2. DELAWARE TRUSTEE: The name and address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890

     3. EFFECTIVE DATE: This Certificate of Trust shall be effective as of the date of filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity
                                   but solely as Trustee


                                   By: W. Chris Sponenberg
                                       -------------------
                                   Name: W. Chris Sponenberg
                                         -------------------
                                   Title: /s/ Senior Financial Services Officer
                                          -------------------------------------



                                   /s/ Richard A. Smith
                                   --------------------
                                   Richard A. Smith,
                                   not in his individual capacity
                                   but solely as Trustee


                                   /s/ A.R. Sales
                                   --------------
                                   A. R. Sales,
                                   not in his individual capacity
                                   but solely as Trustee